SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c)
                   of the Securities Exchange Act of 1934
                            (Amendment No. -----)


Check the appropriate box:

 /   Preliminary Information Statement
 /   Confidential, for Use of the Commission Only (as permitted by Rule 14c
     5(d)(2)
X/   Definitive Information Statement

                         LIFSCHULTZ INDUSTRIES, INC.
             (Name of Registrant As Specified In Its Charter)



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          0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4)   Proposed maximum aggregate value of transaction.

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     5)   Total fee paid:

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 /   Fee paid previously with preliminary materials.


 /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     4)  Date Filed:

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                        INFORMATION STATEMENT

                            March 16, 1998

                          TO THE SHAREHOLDERS OF
                       LIFSCHULTZ INDUSTRIES, INC.

     This Information Statement (the "Information Statement") is being delivered by Lifschultz Industries, Inc., a Delaware corporation (the "Company"), and relates to the approval by the shareholders of the Company of an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares from 85,000,000 shares (80,000,000 common and 5,000,000 preferred) to 1,750,000 shares (1,650,000 common and 100,000 preferred). The purpose of the decrease in authorized shares is to reduce the Company's Delaware franchise tax.

     On February 25, 1998, the Board of Directors of the Company approved the decrease in authorized capital as described above and the accompanying amendment to the Company's Certificate of Incorporation necessary to effect the decrease (the "Amendment"). At that time, the Board of Directors also approved and recommended to the Company's shareholders for their approval the Amendment. Subsequently, by written consent in lieu of a meeting, the Amendment was duly approved by the shareholders of the Company.

     This Information Statement will be mailed to the Company's shareholders on or about March 20, 1998. It is being furnished to shareholders solely to provide them with certain information concerning the Amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, particularly Regulation 14C.
The costs of this Information Statement are being borne by the Company.


                  WE ARE NOT ASKING YOU FOR A PROXY AND
                 YOU ARE REQUESTED NOT TO SEND US A PROXY

AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Board of Directors and the shareholders of the Company have adopted a resolution approving an amendment to the Company's Certificate of Incorporation to effect a reduction in the Company's authorized capital.
The Amendment is attached as Exhibit A.


REASONS FOR AND GENERAL EFFECT OF THE AMENDMENT

     As of February 25, 1998, 1,111,479 shares of Common Stock, 5,200 shares of Series A Convertible Preferred Stock and 21,231 shares of Series E


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Convertible Preferred Stock were issued and outstanding.  Additionally,
22,560 shares of Common Stock were held in the Company's treasury and approximately 151,379 shares of Common Stock were reserved for issuance upon conversion of the Preferred Stock and issuance upon the exercise of options granted to certain officers, directors, employees and non-employees of the Company. Under the Amendment, the Company's currently outstanding shares of stock and options will remain unaffected. Accordingly, as of February 25, 1998, of the 85,000,000 shares of stock authorized for issuance by the Certificate of Incorporation, less than 1,290,000 (excluding treasury shares) are issued and outstanding or reserved for issuance. The amendment to the Certificate of Incorporation would reduce the number of authorized shares from 85,000,000 to 1,750,000, leaving approximately 460,000 shares available for future issuance. The reduction in the number of authorized shares will allow the Company to substantially reduce the amount of annual franchise taxes payable to the State of Delaware (by approximately $140,000 for 1998, for example). Franchise taxes in the state of Delaware are currently determined in accordance with a formula that is based, in part, on the amount of a corporation's authorized shares of capital stock. The Board of Directors believes that, even with the reduction to 1,750,000 shares, sufficient shares of Common Stock and Preferred Stock will be available for the Company's present needs and its presently anticipated future needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 25, 1998, with respect to (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock or a class of Preferred Stock, (ii) the beneficial ownership of such securities by each executive officer and director of the Company, and (iii) the beneficial ownership of all such securities by all of the Company's directors and executive officers as a group. Unless otherwise indicated, the persons or entities named in the table have sole voting and investment power with respect to all shares of stock beneficially owned by them, subject to applicable community property laws. Stock that is "beneficially owned" includes all the stock that the person has the right to acquire within 60 days of February 25, 1998. The percentage ownership for any person is calculated assuming that all the stock that could be acquired by that person within 60 days by option exercise or otherwise, is in fact outstanding and that no other shareholder has exercised a similar right to acquire additional shares.

                                          Amount and Nature
               Name and ADdress             of Beneficial        Percent
Class         of Beneficial Owner             Ownership         of Class
-----         -------------------         -----------------     --------
Common        David K. Lifschultz             496,824 (1)         42.6%
              641 West 59th Street
              New York, NY  10019

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Common        Charlotte K. Lifschultz         207,815 (2)         18.7%
              641 West 59th Street
              New York, NY  10019

Common        Hudson Waterfront                89,992 (3)         8.1%
              Associates, L.P.
              725 Fifth Ave.
              New York, NY  10022

Common        Merrill E. Brown                 58,498 (4)         5.3%
              1444 County Road 502
              Bayfield, CO  81122

Common        Dennis R. Hunter                 35,781 (5)         2.7%
              515 East 1860 South
              Provo, UT  84606

Common        Michael Hirst                    27,206 (6)         2.4%
              799 E. Utah Valley Drive
              American Fork, UT  84003

Common        Sidney B. Lifschultz             14,042 (7)         1.3%
              641 West 59th Street
              New York, NY  10019

Common        James C. Triplett                10,000 (8)          *
              779 E. Utah Valley Drive
              American Fork, UT  84003

Common        J. Randall Owen                   1,000 (9)          *
              799 E. Utah Valley Drive
              American Fork, UT  84003

Common        James Solomon                     -0-   (10)        -0-
              1455 West Center
              Orem, UT  84058

Common        Joseph C. Fatony                  -0-   (11)        -0-
              888 Seventh Ave, #402
              New York, NY 10106

Series A      John G. Bartol                    5,200            100%
Preferred     645 W. Rockford Drive
              Tempe, AZ  85281

Series E      Reboul, MacMurray,               20,679            97.4%
Preferred        Hewitt & Kristol
              45 Rockefeller Plaza
              New York, NY  10111

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Common        All directors and
              executive officers
              (8 persons) as a Group          584,853 (1,5,6,7,  48.4%
                                                      8,9,10,11)
=========================================================================
     *     Less than one percent.

     (1)  Chairman and Chief Executive Officer of the Company.  Includes:
(i) 198,477 shares held directly; (ii) 45,000 shares of common stock underlying employee stock options that are currently exercisable;
(iii) 205,455 shares for which David K. Lifschultz shares voting power as co-trustee with Charlotte K. Lifschultz for the Sidney B. Lifschultz 1992 Family Trust; and (iv) 47,892 shares of stock held by Lifschultz Terminal and Leasing Company for which David K. Lifschultz shares voting power as an officer and director of Lifschultz Terminal and Leasing Company. Except for the shares identified in the foregoing item (iii), excludes shares shown as beneficially owned by Sidney B. Lifschultz (father) and Charlotte K. Lifschultz (mother).

     (2) Beneficial owner of 5% of the class shares indicated. Includes only shares of stock for which Charlotte K. Lifschultz (wife of Sydney B. Lifschultz) has shared voting power as a co-trustee with David K. Lifschultz for the Sydney B. Lifschultz 1992 Family Trust and trusts for the benefit of family members. Note that 205,454 of the shares shown for Charlotte K. Lifschultz are also reported for David K. Lifschultz as they share voting power for such shares held by the Sidney B. Lifschultz 1992 Family Trust. Except as stated in the foregoing sentence, excludes shares shown as beneficially owned by Sidney B. Lifschultz (spouse) and David K. Lifschultz
(son).

     (3) Beneficial owner of 5% of the class of shares indicated. Includes 89,992 shares held directly.

     (4) Beneficial owner of 5% of the class of shares indicated. Includes 60,553 shares for which Merrill E. Brown holds shared or sole voting power as trustee of trusts for various family members.

     (5) President, Chief Financial Officer and director of the Company. Includes only shares underlying employee stock options held by Dennis R. Hunter that are currently exercisable.

     (6)  Vice President and director of subsidiary Hart Scientific, Inc.
Includes: (i) 21,968 shares held directly; and (ii) 5,238 shares of common stock underlying employee stock options that are currently exercisable. Excludes 200 shares held by an immediate family member for which Michael W. Hirst disclaims beneficial ownership.

     (7)  Director of the Company.  Includes: (i) 10,900 shares held


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directly; and (ii) 3,142 shares for which Sydney B. Lifschultz holds shared voting power as co-trustee of certain trusts for family members. Excludes shares shown as beneficially owned by Charlotte K. Lifschultz (spouse) and David K. Lifschultz (son).

     (8)  Chairman and Chief Executive Officer of subsidiary Hart
Scientific, Inc. Includes only shares underlying employee stock options held by James C. Triplett that are currently exercisable.

     (9) President and Chief Operating Officer of subsidiary Hart Scientific, Inc. Includes 1,000 shares of common stock held directly.

     (10) Director of the Company and subsidiary Hart Scientific, Inc.

     (11) Director of the Company.

VOTING RIGHTS

     The outstanding voting securities of the Company on February 25, 1998, were (i) 1,111,479 shares of Common Stock, par value $0.001 per share;
(ii) 5,200 shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Shares"); and (iii) 21,231 shares of Series E Convertible Preferred Stock, par value $0.01 per share ("Series E Shares"). Holders of Series A and E Shares are entitled convert each Series A and E Share into one-fifth of one share of Common Stock (subject to adjustment for stock splits and similar events), and to vote with the Common Stock on an as-converted basis.























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                                EXHIBIT A
                                ---------

                AMENDMENT TO CERTIFICATE OF INCORPORATION
                     OF LIFSCHULTZ INDUSTRIES, INC.

Article IV of the Corporation's Certificate of Incorporation shall be amended to read in its entirety:

                                ARTICLE IV
                              CAPITALIZATION
                              --------------

     The total number of shares of all classes of capital stock which this Corporation shall have authority to issue is ONE MILLION SEVEN HUNDRED FIFTY THOUSAND (1,750,000) shares of par value stock; ONE HUNDRED THOUSAND (100,000) shares of $0.01 (One Cent) par value per share to be preferred shares and ONE MILLION SIX HUNDRED FIFTY THOUSAND (1,650,000) shares of $0.001 (One Tenth Cent) par value per share to be common shares. All or any part of the shares of the preferred or common stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when such consideration has been received by the Corporation, such shares shall be deemed fully paid and non-assessable.

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each such series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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          (d)     Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (h) Any other relative rights, preferences, and limitations of that series.

     The Certificates of Designation filed by the Corporation with the Delaware Secretary of State on January 17, 1991, for Series A Convertible Preferred Stock and on March 31, 1994, for Series E Convertible Preferred Stock, as amended by a Certificate of Decrease filed
February 26, 1998, shall continue to be valid designations by the Corporation's Board of Directors of its preferred stock pursuant to the provisions of this Article IV.

     Effective as of 5:00 p.m., Delaware time, January 27, 1998 (the "Effective Date"), each one share of the Company's Common Stock issued and outstanding on the Effective Date shall be automatically changed without further action into one-fiftieth of a fully paid and nonassessable share of the Company's Common Stock, provided that no fractional shares shall be issued pursuant to such change. The Company shall issue to each shareholder who, based on the aggregate number of shares held by such shareholder, would otherwise be entitled to a fractional share as a result of such change, one additional whole share.